As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3983399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Design Center Place Suite 17-500 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Entrada Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Entrada Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Dipal Doshi

Chief Executive Officer

Entrada Therapeutics, Inc.

One Design Center Place

Suite 17-500

Boston, MA 02210

(Name and address of agent for service)

(857) 520-9158

(Telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft

Sarah Ashfaq

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed for the purposes of registering (i) an additional 1,503,048 shares of common stock, par value $0.0001 per share (the “common stock”), of Entrada Therapeutics, Inc. (the “Registrant”) that may be issued pursuant to the Entrada Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) an additional 375,762 shares of common stock that may be issued pursuant to the Entrada Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The number of shares of common stock reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on each January 1 by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such number of shares of common stock as determined by the Administrator (as defined in the 2021 Plan). Accordingly, on January 1, 2025, the number of shares of common stock reserved and available for issuance under the 2021 Plan increased by 1,503,048. This Registration Statement registers these additional 1,503,048 shares of common stock. The additional shares are of the same class as other securities relating to the 2021 Plan for which the Registrant’s registration statements filed on Form S-8 (File No. 333-260563, File No. 333-263556, File No. 333-270286 and File No. 277868) filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2021, March 15, 2022, March 6, 2023 and March 13, 2024, respectively, are effective. The number of shares of common stock reserved and available for issuance under the 2021 ESPP is subject to an automatic annual increase on each January 1 by an amount equal to the lesser of: (i) 557,524 shares of common stock, (ii) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (iii) such number of shares of common stock as determined by the Administrator (as defined in the 2021 ESPP). Accordingly, on January 1, 2025, the number of shares of common stock reserved and available for issuance under the 2021 ESPP increased by 375,762. This Registration Statement registers these additional 375,762 shares of common stock. The additional shares are of the same class as other securities relating to the 2021 ESPP for which the Registrant’s registration statements filed on Form S-8 (File No. 333-260563, File No. 333-263556, File No. 333-270286 and File No. 277868) filed with the SEC on October 28, 2021, March 15, 2022, March 6, 2023 and March 13, 2024, respectively, respectively, are effective. The information contained in the Registrant’s registration statements on Form S-8 (File No. 333-260563, File No. 333-263556, File No. 333-270286 and File No. 277868) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40969) filed by the Registrant on November 2, 2021).

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-40969) filed by the Registrant on June 13, 2024).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40969) filed by the Registrant on November 2, 2021).

4.4	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated as of March 29, 2021 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-260160), filed by the Registrant on October 8, 2021).

4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on June 24, 2024).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2016 Stock Incentive Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260160), filed by the Registrant on October 25, 2021).

99.2	2021 Stock Option and Incentive Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-40969), filed by the Registrant on February 27, 2025).

99.3	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260160), filed by the Registrant on October 25, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 27th day of February, 2025.

ENTRADA THERAPEUTICS, INC.

By:	/s/ Dipal Doshi
Name:	Dipal Doshi
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Dipal Doshi and Kory Wentworth as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the date indicated below.

Name	Title	Date
/s/ Dipal Doshi	Chief Executive Officer and Director	February 27, 2025
Dipal Doshi	(Principal Executive Officer)

/s/ Kory Wentworth	Chief Financial Officer	February 27, 2025
Kory Wentworth	(Principal Financial and Accounting Officer)

/s/ Kush M. Parmar, M.D., Ph.D.	Chairman and Director	February 27, 2025
Kush M. Parmar, M.D., Ph.D.

/s/ Gina Chapman	Director	February 27, 2025
Gina Chapman

/s/ Peter S. Kim, Ph.D.	Director	February 27, 2025
Peter S. Kim, Ph.D.

/s/ Mary Thistle	Director	February 27, 2025
Mary Thistle

/s/ Bernhardt Zeiher, M.D.	Director	February 27, 2025
Bernhardt Zeiher, M.D.